CONFIDENTIAL TREATMENT REQUESTED
                                        2


                              DISTRIBUTOR AGREEMENT
                                 ENDOCARE, INC.
                                        &
                                 U.S.M.D., LTD.

     This Distributor Agreement (the "Agreement") is dated as of June 27, 2001 (the "Effective Date"), by and between Endocare, Inc., a Delaware corporation having its principal place of business at 7 Studebaker, Irvine, California 92618 ("Company"), and U.S.M.D., Ltd., a Texas Limited Partnership having its principle place of business at 6750 N. MacArther Blvd., Ste 209, Irving, Texas 75039 ("Distributor").
                                   BACKGROUND
     A. The Company develops, manufactures, markets and sells the Cryocare Probe Surgical System and associated disposable products (the "Products").
B.     Distributor  desires  to  market  and  distribute  the  Products.
C. Company desires to grant Distributor, and Distributor desires to obtain from Company, exclusive rights to market and distribute the Products in the states of Texas, Oklahoma, Arkansas, Louisiana, Missouri, Colorado, Nebraska, Kansas, Illinois, New Mexico, Tennessee, Georgia, Alabama, Indiana, Kentucky and Mississippi (hereinafter the "States") upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, Company and Distributor hereby agree as follows:
     Section  1.     Mutual  Exclusivity.
                     -------------------
     (a)     Exclusive  Appointment  The Company appoints the Distributor as the
             ----------------------
exclusive distributor of the Products in the States for the treatment of prostate medical conditions. The Distributor may sell the Products of the Company covered by this Agreement only within the States, and only for the treatment of urological medical conditions. In addition, the Distributor shall have an exclusive right to sell the Products to Healthtronics, Inc. and the affiliated entities set forth on the Healthtronics, Inc. Schedule of Subsidiaries, attached hereto as Exhibit A ("Healthtronic"), within and outside
                                  ---------
of the States. The Distributor may act through other business units approved through mutual agreement of Company and Distributor, but only after the Distributor has obtained these other entities' agreement to be bound by the terms of this Agreement. Such exclusivity shall cease to exist, however, (i) if Distributor fails to meet the Minimum Purchase Requirements set forth in Section 5 below, (ii) if this Agreement is terminated or (iii) to the extent that the Company exercises the Company Sale Right set forth in Section 1(b) below. Nothing in this Section or this Agreement shall be construed to place any limitation upon Distributor's ability to market or distribute the products in any locales outside of the States.
     (b)     Company  Sales.  Notwithstanding  the  exclusive appointment of the
             --------------
Distributor in Section 1(a) above, the Company shall have the exclusive right to sell its Products (a "Company Sale Right") to a specific party or entity in the States or to Healthtronic (a "Potential Customer") if and when (i) the Distributor has notified the Company in writing that it is not interested in selling the Products to a Potential Customer or (ii) if (A) the Company has provided the Distributor with information on a Potential Customer and the Distributor has not sold any Products to the Potential Customer within three (3) months after receipt of the information and (B) after the Company has then provided written notice to the Distributor, no sale of any Products is made by the Distributor to the Potential Customer within fifteen (15) days after such written notice is given by the Company. The exercise of the Company Sale Right shall in no manner alter or reduce the Minimum Purchase Requirements of the Distributor set forth in Section 5. Once the Company Sale Right is exercised for a Potential Customer, it shall continue for perpetuity. The Company may exercise the Company Sale Right on more than one occasion and as to multiple Potential Customers.
     (c)     Product  Exclusivity.  So  long  as  it  is  a  distributor  of the
             --------------------
Company's Products, the Distributor, its agents, employees, affiliates, officers or directors shall not promote or sell any new or competing product which would reasonably be expected to interfere with the sale of any of the Products.
     Section  2.     Products  Covered.  The  Products  are  subject,  at  the
                     -----------------
Company's sole discretion, to modification or change in part numbers, design or specifications. Products are subject to individual removal from this Agreement for failure of Distributor to meet the Minimum Purchase Requirements referenced in Section 5(d) of this Agreement and described in Exhibit A attached or for
                                                       ---------
reasons  of  Company's  possible  future  discontinuance  or  transference  of a product.
Section  3.     Duration of Agreement.  This Agreement shall become effective on
                ---------------------
the date of the last signatory hereto and shall continue for one year thereafter. After the expiration of the one year period, the Agreement shall continue on a month to month basis until either parties elects to terminate the Agreement with thirty (30) days written notice as set forth in Section 7 below.
Section 4.     Representations and Obligations of the Company.  As an inducement
               ----------------------------------------------
to Distributor to enter into this Agreement and to consummate the transactions contemplated hereby, Company hereby represents, warrants, and covenants to Distributor as follows:
     (a) Company has full right, title and unencumbered proprietary interest in and to the Products; and the consummation of the transactions contemplated herein and the granting by Company to Distributor of the right to sell the Products do not require the consent, waiver, approval, or authorization of any person or authority and do not violate any other agreements, instruments, or rights  of  any  third  party.
(b) Company shall provide, in reasonable quantities, sales and promotional material for the Products.
(c) Company shall be solely responsible for its expenses and those of its staff and agents.
(d) Company will use its best efforts to manufacture and ship the volume of Products ordered by Distributor in its purchase orders on or near the delivery dates set forth therein.
     (e) Company will use its best efforts to periodically hold training and education courses related to the Products that will be made available to physicians who purchase the Products through Distributor.
     Section  5.     Representations  and  Obligations  of  Distributor.
                     --------------------------------------------------
     (a) Distributor represents that it has experience in marketing and selling similar products in the States, that it has the financial resources to market the Products and that it shall use its best efforts to market and sell the Products in the States and to achieve the maximum utilization potential in the States.
(b) Distributor will provide the Company, at the Company's request, with a list of the accounts into which it has sold the Products, and the names of the decision makers for the accounts.
(c) Distributor shall deliver reports of sales, pricing, and other information reasonably requested by Company pertaining to the distribution and marketing of the Products in the States.
(d) Distributor will purchase, at a minimum, *** Cryocare Probe Surgical Systems in each quarter of the one year term of this Agreement (the "Minimum Purchase Requirements") as specified in Attachment A hereto for the prices set forth in Attachment A. After the expiration of the one year term of this Agreement, Distributor will continue to purchase any combination of Products (i.e. Cryocare Probe Surgical Systems , and/or related accessory or disposable products) equivalent to the aggregate purchase price of *** Cryocare Probe Surgical Systems during each quarter of any given twelve (12) month period.
     (e) Distributor hereby accepts title of all Products upon Shipment and acknowledges that no further performance is required of Company in order for Company to receive payment for said Products.
     Section  6.     Shared  Obligations  of  Company  and  Distributor.
                     --------------------------------------------------
     (a) Distributor and Company shall comply with all applicable laws, statutes, and regulations relating to production, marketing, sales, and distribution of the Products in the States.
(b) Distributor and Company shall be solely responsible for their respective expenses and those of their staff and agents.
     Section  7.     Termination.
                     -----------
     (a)     Notice.  Either  party  may  terminate  this  Agreement  upon  the
             ------
material breach of any material term or condition of this Agreement, including Distributor's failure to meet the quarterly Minimum Purchase Requirements set forth in Section 5(d) of this Agreement and referenced in Attachment A. Upon a material breach, the non-breaching party shall give the breaching party ninety
(90)  days  written notice of the breach.  The breaching party shall have ninety
(90) days from the sending of the notice in which to cure its breach and avoid termination.
     (b)     Upon  One  Year  Expiration.  Either  party  may  terminate  this
             ---------------------------
Agreement for any reason, without cause, after the one year anniversary of this Agreement as set forth in Section 3 hereto, assuming the Agreement is continuing on a month-to-month basis and the parties have not mutually agreed upon a longer term. Termination pursuant to this Section 7(b) shall be effective only upon thirty (30) days written notice.
     Section  8.     Price  List.  The  prices  for  the  Products are listed in
                     -----------
Attachment A to this Agreement. The Company reserves the right to change the price list after the expiration of the one year term of this Agreement. Any such price change shall only be effective upon thirty (30) days written notice by Company to the Distributor.
Section  9.     Purchase  and  Sale  of  the  Products.
                --------------------------------------
     (a)     Purchase  Orders.  All  purchase  orders  shall  be  submitted  on
             ----------------
Distributor's  written Purchase Order by mail or fax (with original following by mail) and paid for in accordance with the payment terms specified in Subsection 9(c). The Company will provide the Distributor with written confirmation of each purchase order within five business days of receipt thereof.
(b)     Title  and  Risk of Loss For Product Shipped.  All Products purchased by
        --------------------------------------------
Distributor shall be delivered to Distributor or a party designated by Purchaser Ex-factory, Irvine, California, U.S.A. Distributor shall take title to the Products upon shipment and all risks of loss and expenses in connection with such Products shall thereafter rest upon Distributor including storage, cartage and transportation of the Products as well as all fees, charges, and taxes. However, Company hereby agrees to purchase and pay for the cost of insuring the Products for shipment to Distributor (or a party designated by Distributor) through the company/carrier hired to ship said Products.
(c)     Payment  Terms.  The  Distributor  will  make  payment  by check or wire
        --------------
transfer within ninety (90) days from date of each shipment. Interest will be payable on payments not received within ninety (90) days from the date of each shipment, at the rate of one percent per month, starting on the date of the shipment.
     Section  10.     Indemnification,  Disclaimer Of Warranty And Limitation Of
                      ----------------------------------------------------------
Liability.
 --------
     (a)     Distributor's  Indemnification  of the Company.  Distributor shall,
             ----------------------------------------------
at Distributor's sole cost and expense, indemnify, defend and hold the Company, its licensors and service providers, and their respective officers, directors, employees, agents and consultants harmless from and against any judgment or settlement and associated litigation and/or settlement costs (including reasonable attorney's fees and costs) that arise out of the negligent or intentionally tortious conduct of Distributor's business, or Distributor's use or sale of Products delivered to it by the Company. The Company shall provide Distributor with written notification of any claim subject to indemnification pursuant to this Section 10 and of any associated court filings promptly after the Company first learns of them. The Company shall provide Distributor with such assistance and cooperation as Distributor may reasonably request from time to time in connection with the defense thereof. The Company will use reasonable efforts to mitigate all such claims, losses, damages, expense or liability after receipt of notice thereof.
(b)     The  Company's  Indemnification  of  Distributor.  Company  shall,  at
        ------------------------------------------------
Company's sole cost and expense, indemnify, defend and hold the Distributor, its licensors and Service providers, and their respective officers, directors, employees, agents and consultants harmless from and against any judgment or settlement and associated litigation and/or settlement costs (including reasonable attorney's fees and costs) that arise out the Products' failure to meet the Warranty as described in Subsection 10(d); for any claims based on products liability theory against the Products; and for any claims that the Products' or the Company's trademarks infringe the intellectual property rights of third parties. The Distributor shall provide Company with written notification of any claim subject to indemnification pursuant to this Section 10 and of any associated court filings promptly after the Distributor first learns of them. The Distributor shall provide Company with such assistance and cooperation as Company may reasonably request from time to time in connection with the defense thereof. The Distributor will use reasonable efforts to mitigate all such claims, losses, damages, expense or liability after receipt of notice thereof.
(c)     Cross Indemnification.  Each party shall indemnify the other against any
        ---------------------
and all loss, liability, cost or expense, including reasonable attorneys' fees, in any way arising out of any breach of warranty or representation hereunder, or any recklessness or willful misconduct in connection with the implementation and carrying out of the terms of this Agreement.
(d)     Warranty.  THE  PRODUCTS  THAT  COMPANY  IS PROVIDING TO DISTRIBUTOR ARE
        --------
WARRANTIED ONLY TO THE EXTENT THAT THEY WILL BE FREE FROM DEFECT IN MATERIAL, DESIGN AND WORKMANSHIP. COMPANY MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY REGARDING THE PRODUCTS PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED. COMPANY DOES NOT REPRESENT THAT THE PRODUCTS WILL OPERATE ERROR-FREE, OR THAT THEY WILL OPERATE WITHOUT INTERRUPTION, OR THAT THEY WILL FUNCTION IN ACCORDANCE WITH DISTRIBUTOR'S
REQUIREMENTS. IN NO EVENT SHALL COMPANY HAVE ANY LIABILITY FOR, NOR SHALL PARTICIPANT HAVE ANY REMEDY AGAINST COMPANY FOR, CONSEQUENTIAL DAMAGES, ANY LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS.
     Section  11.     Notices.  Any  notice,  request,  demand,  or  other
                      -------
communication required or permitted hereunder shall be deemed to be properly given when received by fax or received by mail, postage prepaid, addressed:
Company:     Endocare,  Inc.
-------
7  Studebaker
Irvine,  CA  92618
U.S.A.
Attention:  Paul  Mikus,  CEO
Distributor:     U.S.  M.  D.,  Ltd.
-----------
6750  N.  MacArther  Blvd.  Ste  209
Irving,  Texas  75039
Attention:   Steve  House,  Director  of  Cryotherapy  Development

     Section  12.     Intellectual  Property  -  License  and  Ownership.
                      --------------------------------------------------
     (a)     Technology.  Subject  to  all  the  terms  and  conditions  of  the
             ----------
Agreement, Company grants Distributor a non-transferable, non-sublicensable, and royalty-free license to use any technology, know how, trade secrets, and other propriety information of the Company that the Company may share with Distributor under this Agreement only in connection with the marketing and promotion of Products to end-users in the States. All such technology, however, is and shall remain the sole property of Company and shall be subject to the confidentiality provisions of Section 19. Nothing in this license or elsewhere in this Agreement shall be construed to grant to Distributor any rights whatsoever in the Company's technology or intellectual property other than as delineated this
Section  12  license.
(b)     Marks.  Subject  to  all  the  terms  and  conditions  of the Agreement,
        -----
Company grants Distributor a non-transferable, non-sublicensable, royalty-free and non-exclusive license to use the Company's trademarks, service marks, icons or logos ("Company Marks") provided to Distributor by Company, only in the States and only in connection with the marketing and promotion of Products to end-users. Distributor shall submit to Company in writing for its prior written approval, one (1) sample of each Product brochure or other marketing material on which any Company Mark is proposed to be used. Company will provide Distributor written notice of its approval or disapproval within fifteen (15) days after receiving such request; provided, however, that if Company does not disapprove Distributor's request within such fifteen (15) day period, the proposed use shall be deemed approved. Company reserves the right to change, modify or replace any Company Mark at any time, and Distributor agrees to comply with such changes at its sole cost. Distributor will cease using any materials containing any Company Mark immediately upon termination of the Agreement, or at any time sooner, upon written request by Company. Distributor will not alter, modify or change any Company Mark, or use it in combination with any other words or symbols, without the prior written authorization of Company. Distributor agrees that the presentation and image of the Company Marks will be uniform and consistent with respect to the Products associated with such Company Marks. The use of the Company Marks by Distributor shall inure to the sole benefit of Company. Distributor agrees not to apply for registration of the Company Marks (or any mark confusingly similar thereto) anywhere in the world.
     Section  13.     No  Agency.  This  Agreement  does  not  establish  the
                      ----------
Distributor as the agent or legal representative of the Company, or the Company as the agent or representative of the Distributor for any purpose whatsoever. Neither party is granted any express or implied right or authority by the other party to assume or to create any obligation or responsibility on behalf of or in the name of the other party, or to bind the other party in any manner or thing whatsoever.
Section  14.     Arbitration.  Any  controversy  regarding,  connected  with  or
                 -----------
arising from this Agreement, shall be settled by informal, speedy and binding arbitration using the offices of the Judicial Arbitration and Mediation Service in the County of Orange, California, or if said service no longer exists, using a similar service chosen by the Superior Court of California for the county of Orange. The conduct of the arbitration shall be governed by California Code of Civil Procedure section 1280, et seq. The arbitration shall be conducted by a single neutral arbitrator who shall hold the arbitration hearing as soon as practicable and shall make his or her award within 30 days of the conclusion of the arbitration hearing. Each party to the arbitration shall bear its own counsel fees and its pro rata share of the expenses and fees of the neutral arbitrator.
Section  15.     Jurisdiction,  Venue,  Choice  of  Law.  Subject  to Section 14
                 --------------------------------------
above, the parties consent to jurisdiction in the State of California, and agree that venue is proper in Orange County, California. This Agreement will be interpreted and construed in accordance with the laws of the State of California without regard to which party drafted particular provisions of the Agreement. Any choice-of-law issues will also be decided in accordance with California choice-of-law provisions.
Section  16.     Assignment.  Neither  Company  nor Distributor shall assign its
                 ----------
rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that the Company may, without
                            --------   -------
Distributor's consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of the Company's assets or equity, or in the event of its merger or consolidation or change in control or similar transaction. Should such an assignee terminate this Agreement without cause (outside the provisions of Section 7, above), the assignee will pay Distributor no more than $250,000.00 if the termination is within the one year term of this Agreement.
Section  17.     Entire Agreement.  All of the terms, provisions, and conditions
                 ----------------
agreed on by the parties hereto are contained in this instrument and Attachment A hereto, there are no other or further understandings.
Section  18.     Confidentiality.  Distributor  acknowledges  that  it  may have
                 ---------------
access to information of the Company relating to the Product which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, promotional material, video tapes, customer lists, software, trade secrets, know-how, drawings, patent applications, schematics, data coding, technical documentation and instructional materials. Distributor agrees to take diligent care to prevent disclosure to and use by others of the Proprietary Information. Distributor shall take appropriate steps to ensure that the confidentiality of the Proprietary
Information is maintained by its employees and all permitted users of the Product. Distributor shall not directly or indirectly use or permit any other person to use the Proprietary Information. Distributor shall not disclose to any other party the Proprietary Information, in any form, without the prior written consent of Company, except for disclosures to employees of Distributor or users of the Product in connection with the promotion and sale of the Product. Upon the termination of the Agreement, for any reason, Distributor shall promptly return to the Company all documents containing Proprietary Information. Distributor acknowledges that this Section 18 shall extend beyond the termination date of this Agreement. Distributor acknowledges that the
Company has no adequate remedy at law if this clause shall be violated and agrees that, notwithstanding any other provisions of this Agreement to the contrary, the Company may obtain injunctive relief and/or other equitable remedies and further agrees that such action may be commenced and heard in the appropriate court with jurisdiction of the subject matter in the State of California.
Section  19.     Headings.  The descriptive headings of this Agreement have been
                 --------
inserted for convenience and shall not be deemed to limit or otherwise affect the construction of any provision hereof.
Section  20.     Counterparts.  This  Agreement  may  be executed in two or more
                 ------------
counterparts,  each  of  which  shall  be  deemed  an  original and all of which together  shall  constitute  but  one  and  the  same  instrument.
Section  21.     Amendment.  No  amendment,  modification, or supplement to this
                 ---------
Agreement shall be binding on any of the parties unless it is in writing and signed by the parties in interest at the time of the modification.

                            [SIGNATURE PAGE FOLLOWS]

     Signature  Page  to  Distribution  Agreement

     IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date set forth above.


ENDOCARE,  INC.                         U.S.M.D.,  Ltd.
a Delaware  Corporation                 a Texas  Limited  Partnership
                                   By:  U.S.M.D.  I,  L.L.C.,  General  Partner

By: /s/ Paul Mikus                 By:  /s/ John M. House, M.D.

    Paul  Mikus,  CEO  &  Chair         John  M.  House,  M.D.
                                        President

                                    EXHIBIT A
                                    ---------

                   HEALTHTRONIC, INC. SCHEDULE OF SUBSIDIARIES

Tenn-Ga  Prostate  Therapies,  LLC     TN     Limited  Liability  Corporation

Prostate  Therapies  of East Texas, LLC     TX     Limited Liability Corporation

Litho  Management,  Inc.     TX     Corporation

HLE  Corporation     TX     Corporation

U.S.  Lithotripsy,  L.P.     TX     Limited  Partnership

Metro  I  Stone  Management,  Ltd.     TX     Limited  Partnership

Mississippi  Valley  I  Stone  Management,  L.P.     MO     Limited  Partnership

East  Texas  I  Stone  Management,  Ltd.     TX     Limited  Partnership

Dallas  Stone  Management,  L.P.     TX     Limited  Partnership

S.C.  Missouri  Stone  Management,  L.P.     MO     Limited  Partnership

Tulsa  Stone  Management,  L.P.     OK     Limited  Partnership

SE  Colorado  Lithotripsy,  L.P.     CO     Limited  Partnership

Mississippi  Valley  II  Stone  Management,  L.P.     MO     Limited Partnership

Missouri  Valley  Lithotripsy,  L.P.     MO     Limited  Partnership

North  Central  Texas  Lithotripsy,  L.P.     TX     Limited  Partnership

White  River  Lithotripsy,  LP     CO     Limited  Partnership

Central  Texas  Lithotripsy,  LP     TX     Limited  Partnership

Central  Dallas  Lithotripsy,  LP     TX     Limited  Partnership

Western  Colorado  Lithotripsy,  LP     CO     Limited  Partnership

Oklahoma  Lithotripsy,  LP     OK     Limited  Partnership

Florida  Lithology,  Inc.     FL     Corporation

Lithotripsy  of  East  Texas,  LP     TX     Limited  Partnership

N.C.  Missouri  Lithotripsy,  LP     MO     Limited  Partnership

Rio  Grande  Lithotripsy,  LP     TX     Limited  Partnership

Florida  Lithology,  Ltd.     FL     Limited  Partnership

Wave  Forms  Lithotripsy,  LLC     WA     Limited  Liability  Corporation

Big  Country  Lithotripsy,  LP     TX     Limited  Partnership

Rolla  Lithotripsy,  LP     MO     Limited  Partnership

Metro  II  Stone  Management,  LP     TX     Limited  Partnership

Ozarks  Lithotripsy,  LP     AR     Limited  Partnership

OssaTronics  of  Houston     TX     Limited  Liability  Corporation

New  Jersey  Kidney  Stone,  LLC     NJ     Limited  Liability  Corporation

Tyler  Stone  Services,  LP     TX     Limited  Partnership

HT  Lithotripsy Management Company, LLC     GA     Limited Liability Corporation

HT  Orthotripsy Management Company, LLC     GA     Limited Liability Corporation

Orthotripsy  Services  of  Anchorage,  LP     AK     Limited  Partnership

Orthotripsy  Services  of  Atlanta,  LP     GA     Limited  Partnership

Orthotripsy  Services  of  Austin,  LP     TX     Limited  Partnership

Orthotripsy  Services  of  Bakersfield,  LP     CA     Limited  Partnership

Orthotripsy  Services  of  Baltimore,  LP     MD     Limited  Partnership

Orthotripsy  Services  of  Chattanooga,  LP     TN     Limited  Partnership

Orthotripsy  Services  of  Chicago,  LP     IL     Limited  Partnership

Orthotripsy  Services  of  Cincinnati,  LP     OH     Limited  Partnership

Orthotripsy  Services  of  Eastern  Tennessee, LP     TN     Limited Partnership

Orthotripsy  Services  of  Memphis,  LP     TN     Limited  Partnership

Orthotripsy  Services  of  Houston,  LP     TX     Limited  Partnership

Orthotripsy  Services  of  Illinois,  LP     IL     Limited  Partnership

Orthotripsy  Services  of  Fayetteville,  LP     NC     Limited  Partnership

Orthotripsy  Services  of  Metroplex,  LP     TX     Limited  Partnership

Orthotripsy  Services  of  New  Mexico,  LP     NM     Limited  Partnership

Orthotripsy  Services  of  New  Orleans,  LP     LA     Limited  Partnership

Orthotripsy  Services  of  Ohio,  LP     OH     Limited  Partnership

Orthotripsy  Services  of  Oklahoma  City,  LP     OK     Limited  Partnership

Orthotripsy  Services  of  Philadelphia,  LP     PA     Limited  Partnership

Orthotripsy  Services  of  Rochester,  LP     NY     Limited  Partnership

Orthotripsy  Services  of  San  Antonio,  LP     TX     Limited  Partnership

Orthotripsy  Services  of  San  Francisco,  LP     CA     Limited  Partnership

Orthotripsy  Services  of  Seattle,  LP     WA     Limited  Partnership

Orthotripsy  Services  of  South  Central  Michigan,  LP     MI     Limited
Partnership

Orthotripsy Services of Southeast Tennessee, L.P.     TN     Limited Partnership

Orthotripsy  Services  of  Southern  Idaho,  LP     ID     Limited  Partnership

OssaTron  Services  of  Sioux  Falls,  LP     ID     Limited  Partnership

OssaTron  Services  of  Tampa  Bay,  LP     FL     Limited  Partnership

OssaTron  Services  of  the  Ozarks,  LP     AR     Limited  Partnership

OssaTron  Services  of  Colorado,  LP     CO     Limited  Partnership

OssaTron  Services  of  the  Southeast  I,  LP     GA     Limited  Partnership

OssaTronics  of  Los  Angeles,  LLC     CA     Limited  Liability  Corporation



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